Exhibit 10.8

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEXEO THERAPEUTICS, LLC

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made effective on this 9th day of October, 2020 (“Effective Date”) is entered into by LEXEO Therapeutics, LLC, a Delaware limited liability company (the “Company”), and Ronald G. Crystal, M.D. (the “Consultant”).

WHEREAS, the Company is engaged in the research and development of products based on gene therapy technologies; and

WHEREAS, the Consultant has extensive experience in gene therapy technologies, and the Company seeks to benefit from the Consultant’s expertise by retaining the Consultant as a consultant; and

WHEREAS, the Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company and agreed to by the Consultant, including, (a) consulting and advisory services to and for the Company with respect to matters related to gene therapies for diseases; (b) participation in corporate and research and development strategy sessions; and (c) advising on recruiting and interviewing (the “Services”).

2. Term. This Agreement shall commence on the Effective Date and shall continue for five (5) years (the “Initial Term”) and, unless sooner terminated in accordance with the provisions of Section 4, shall automatically renew for additional one-year terms each a “Renewal Term” (the Initial Term and any Renewal Term(s) shall be collectively referred to as the “Consultation Period”).

3. Compensation.

3.1 Consulting Fees. The Company shall pay to the Consultant an annual consulting fee of two hundred and fifty thousand dollars ($250,000.00), payable in accordance with the Company’s normal payroll practices (payable no less frequently than [***]) as in effect from time to time (the “Consulting Fees”). The Consulting Fee shall not begin to be paid until the closing of an Initial Financing. “Initial Financing” shall mean a financing or a liquidity event (e.g., product license), in either case, that generates proceeds in the minimum amount of [***].

3.2 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges under this Agreement, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.

4. Termination. This Agreement may be terminated: (a) at the end of the Initial Term or any individual Renewal Term by either the Company or the Consultant upon not less than [***] prior written notice to the other party; (b) for Cause (as defined below); or (c) at any time upon the mutual written consent of the parties hereto. In the event of termination, the Consultant shall be entitled to payment prior to the effective date of termination that have not been previously paid. Such payment shall constitute full settlement of any and all claims of the Consultant of every description against the Company. “Cause” means (1) the willful or repeated failure or refusal by Consultant to substantially perform his material duties under this Agreement (other than such failure resulting from Consultant’s incapacity due to physical or mental illness; and it being agreed that failure of the Company to achieve operating results or similar poor performance of the Company shall not, in and of themselves, be deemed a failure to perform Consultant’s duties); (2) the plea of guilty or no contest or conviction or indictment of Consultant of any felony or any crime involving moral turpitude (other than misdemeanors for DUI or DWI); (3) Consultant’s commission of an act of fraud, embezzlement or material misappropriation of assets involving the Company or any of its subsidiaries or affiliates; (4) any material breach by Consultant of Consultant’s obligations under this Agreement; (5) any breach of any fiduciary duty owed to the Company or any of its subsidiaries or affiliates under the law or under this Agreement or any other written agreement or written covenant with the Company, unless the action giving rise to such breach was taken at the direction of the managing member or board of directors of the Company, as applicable, or was based on Consultant’s good faith belief that such action was in the best interests of the Company and/or its subsidiaries; or (6) any willful action under the law or under this Agreement or any other written agreement or written covenant with the Company that is reasonably likely, in the good faith opinion of a majority of the directors on the Board (other than the Consultant), to result in material harm to the reputation or business prospects of the Company or any of its subsidiaries or affiliates. In any event described in clauses (1), (4) or (6) above, such event will not constitute Cause unless Consultant shall have failed to cure such event (to the extent capable of cure) within [***] after written notice thereof has been given to Consultant.

5. Cooperation. The Consultant shall use reasonable efforts in the performance of Consultant’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform Consultant’s obligations hereunder.

6. Proprietary Information and Inventions.

6.1 Proprietary Information.

(a) The Consultant, on the one hand, and the Company, on the other hand, each acknowledge that their relationship with each other is one of trust and confidence and that in the course of Consultant’s service to the Company, each such party will have access to and contact with the other’s Proprietary Information. The Consultant, on the one hand, and the Company, on the other, each will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the Services) without written approval by an officer of the Company or the Consultant, as applicable, either during or for [***] after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by the Consultant or the Company as applicable. As used, herein, the party disclosing Proprietary Information shall be the “Disclosing Party”, and the party receiving such Proprietary Information shall be the “Receiving Party”.

(b) For purposes of this Agreement, “Proprietary Information” shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, or a private, secret or confidential nature, owned, possessed or used by the Disclosing Party, concerning the Disclosing Party’s business, business relationships or financial affairs, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by the Receiving Party in the course of Consultant’s Services as a consultant to the Company.

(c) The Receiving Party’s obligations under this Section 6.1 shall not apply to any information that (i) was known to the Receiving Party at the time that it was communicated to, learned of or, otherwise, acquired by the Receiving Party hereunder, other than by previous disclosure by or on behalf of the Disclosing Party, as evidenced by the Receiving Party’s written records, (ii) is or becomes known to the general public under circumstances involving no breach by the Receiving Party of the terms of this Section 6.1, (iii) is generally disclosed to third parties by the Disclosing Party without restriction on such third parties, (iv) is independently developed by the Receiving Party without the use of or reference to the Proprietary Information, as demonstrated by documentary evidence, or (v) is approved for release by written authorization of the Disclosing Party or an officer of the Disclosing Party, or (vi) with respect to the Consultant, arises from [***] and that is [***]. For purposes of this Section 6.1(c), [***]

(d) The Receiving Party agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Receiving Party or others, which shall come into Receiving Party’s custody or possession, shall be and are the exclusive property of the Disclosing Party to be used by the Receiving Party only in the Company’s business and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Disclosing Party in the custody or possession of the Receiving Party shall be delivered to the Disclosing Party, upon the earlier of (i) a request by the Disclosing Party or (ii) the termination of this Agreement. After such delivery, the Receiving Party shall not retain any such materials or any such tangible property. Notwithstanding the above, the Receiving Party may keep one (1) copy of such Proprietary Information it has received in its respective confidential files, solely for the purpose of monitoring its rights and obligations under this Agreement.

(e) The Receiving Party agrees that Receiving Party’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (d) above, and Consultant’s obligation to return materials and tangible property set forth in paragraph (d) above extends to such types of information, materials and tangible property of customers of the Disclosing Party or suppliers to the Disclosing Party or other third parties who may have disclosed or entrusted the same to the Receiving Party.

(f) The Consultant and the Company each acknowledge that each of them from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on them regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant and the Company each agree to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company and the Consultant, as applicable, under such agreements.

(g) The Company acknowledges that [***] The Company agrees that [***].

6.2 Inventions.

(a) All inventions, ideas, creations, discoveries, data, technical information, know-how, developments and innovations (whether or not patentable and whether or not copyrightable) which are conceived by the Consultant, solely or jointly with others or under Consultant’s direction during and in the course of the Consultant’s performance of the Services provided under Section 1 of this Agreement for Company (collectively, the “Inventions”), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and related patents, copyrights, trademarks, and other and intellectual property rights and applications therefor, in the United States and elsewhere. However, this paragraph shall not apply to Inventions (i) [***], (ii) [***], or (iii) [***]

(b) Upon the request of the Company and at the Company’s expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to reasonably assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

(c) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

(d) Notwithstanding the foregoing, the rights and obligations of the parties pursuant to this Section 6 shall be subject to the terms of the Addendum attached hereto.

7. Non-Solicitation. During the Consultation Period and for a period of [***] thereafter, the Consultant shall not, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Consultant to solicit, any employee of the Company to leave the employ of the Company; (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Consultant to solicit for employment, hire or engage as an independent contractor, any person who is employed or engaged by the Company; and/or (iii) solicit, divert or take away, the business or patronage of any of the clients, customers or accounts or prospective clients, customers or accounts, of the Company that were contacted, solicited or served by the Consultant on behalf of the Company during the term of the Consultant’s engagement with the Company.

8. Other Agreements. The Consultant hereby represents that, except with regard to Consultant’s employment obligations to WCMC or as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Consultant’s consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party.

9. Independent Contractor Status.

9.1 The Consultant shall perform all Services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. Under this Agreement, the Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

9.2 The Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant’s control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the Services. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company at a location to be designated by the parties to this Agreement.

9.3 In the performance of the Services, the Consultant has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained.

9.4 The Consultant shall not use the Company’s trade names, trademarks, service names or service marks without the prior approval of the Company. The Company shall not use the trade names, trademarks, logos, service names or service marks of WCMC, or any variation or adaptation thereof, without the prior written approval of WCMC.

9.5 The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers’ compensation insurance coverage. The Consultant shall further be solely liable for any claim or liability of any kind (including penalties, fees or charges) resulting from the Consultant’s failure to pay the taxes, penalties and payments referenced in this Section 9.5.

10. Non-Exclusivity. The Consultant retains the right to contract with other companies or entities for Consultant’s consulting services without restriction. The Company retains the right to contract with other companies and/or individuals for consulting services without restriction.

11. Remedies. The Consultant acknowledges that any breach of the provisions of Sections 6 or 7 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy the Consultant may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief(to the extent permitted by law).

12. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement. This Agreement and the Addendum attached hereto, together, constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

15. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

16. Non-Assignability of Contract. This Agreement is personal to the Consultant and the Consultant shall not have the right to assign any of Consultant’s rights or delegate any of Consultant’s duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

18. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

19. Interpretation. If any restriction set forth in Section 6 or Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

20. Survival. Sections 4 through 21 shall survive the expiration or termination of this Agreement.

21. Miscellaneous.

21.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

21.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

21.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LEXEO THERAPEUTICS, LLC

By:	/s/ R. Nolan Townsend
	Name:	R. Nolan Townsend
	Title:	Chief Executive Officer

CONSULTANT

/s/ Ronald G. Crystal
Ronald G. Crystal, M.D.

ADDENDUM TO CONSULTING AGREEMENT (“Addendum”)

This Addendum is hereby incorporated into that certain Consultant Agreement Between Dr. Ronald G. Crystal, M.D. (“Consultant”) and Lexeo Therapeutics, LLC (“Company”) dated October 9, 2020 (“Consulting Agreement”).

1. The purpose of this Addendum is to ensure that Consultant’s commitments to Company are consistent with Consultant’s obligations to Cornell University and its Weill Cornell Medical College (collectively, “WCMC”). The undersigned agree that this Addendum is a part of the Consulting Agreement and further agree that if anything in the Consulting Agreement is inconsistent with this Addendum, this Addendum shall govern with respect to such inconsistency.

2. Company acknowledges that the terms and conditions of the Consulting Agreement are subordinate to obligations which Consultant has to WCMC as a WCMC faculty member and employee, and in the event that there is any conflict or inconsistency between terms of the Consulting Agreement and the Consultant’s obligations to WCMC, the obligations to WCMC will govern with respect to such conflict or inconsistency.

3. Company may not use the name, logo, or service mark of WCMC or any variation or adaptation thereof without the prior written approval of WCMC.

4. Company agrees and understands that Consultant is obliged to assign and has preemptively assigned to WCMC all of Consultant’s rights in intellectual property resulting from activities conducted in the course of Consultant’s employment at WCMC or supported entirely or partly by WCMC resources. Company has no rights by reason of the Consulting Agreement in any intellectual property that is subject to Consultant’s obligations to WCMC.

5. The undersigned acknowledge (i) that Consultant is entering into the Consulting Agreement, and providing services to Company thereunder, as a private individual and not as an employee or agent of WCMC; (ii) WCMC is not a party to the Consulting Agreement and has no liability or obligation thereunder; (iii) WCMC is intended as a third party beneficiary of this Addendum and certain provisions of this Addendum are for the benefit of WCMC and are enforceable by WCMC in its own name; and (iv) WCMC may have obligations to report this consulting relationship to funding agencies, potential research subjects and the general public, in compliance with federal regulations for promoting objectivity in research.

6. The above provisions shall be and hereby are in force and effect for the entire term of the Consulting Agreement between Consultant and Company.

R. Nolan Townsend Authorized Official of Company	/s/ R. Nolan Townsend Signature	10/8/2020 Date

Ronald G. Crystal, M.D. Consultant	/s/ Ronald G. Crystal Signature	10/8/2020 Date